SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2005

TRUE RELIGION APPAREL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-51483	98-0352633

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Rio Vista Avenue, Los Angeles, California	90023

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 266-3072

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Jeffrey and Kymberly Lubell, as Trustees of the Lubell Family Trust, adopted a pre-arranged written stock trading plan on September 23, 2005, to sell a portion of the trust’s True Religion Apparel, Inc. stock over a 12-month period. The purpose of the plan is to permit the Lubell’s to diversify a portion of their holdings in the company, and the plan was adopted in accordance with the guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934. Under Rule 10b5-1(c), all such sales will be deemed not to be made “on the basis of” material nonpublic information because the Lubells were not aware of any such information when they adopted this plan.
     Under the plan, the Lubell Family Trust may sell up to 300,000 shares per quarter during each of the four consecutive calendar quarters beginning October 1, 2005 and ending on September 30, 2006. The plan calls for sales at prices ranging from $15 per share to $20 per share with an average price of $17.90 per share. Shares that are not sold in any calendar quarter will remain available to be sold in the following calendar quarter through September 30, 2006. The total number of shares that may be sold pursuant to the plan amount to 12.5% of the aggregate 9.6 million shares that are owned by the Lubell Family Trust and that are subject to stock options currently held by Jeffrey and Kymberly Lubell.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUE RELIGION APPAREL, INC.
Date: September 23, 2005	By:	/s/ CHARLES LESSER
	Name:	Charles Lesser
	Title:	Chief Financial Officer